Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form F-4 and related Proxy Statement/Prospectus of Scancell Holdings plc of our report dated September 18, 2026, relating to the consolidated financial statements of Neuphoria Therapeutics Inc., appearing in the Annual Report on Form 10-K of Neuphoria Therapeutics Inc. for the fiscal year ended June 30, 2026.

We also consent to the reference to our firm under the heading "Experts" in such Proxy Statement/Prospectus.

/s/ Wolf & Company, P.C.

Boston, Massachusetts

October 9, 2026